Exhibit (l)

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006-1470

T: +1212 225 2000

F: +1212 225 3999

clearygottlieb.com

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW

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BEIJING • BUENOS AIRES • SAO PAULO • ABU DHABI • SEOUL

D: +1212 225 2286

afleisher@cgsh.com

VICTOR I. LEWKOW

THOMAS J. MOLONEY

DAVID G. SABEL

JONATHAN I. BLACKMAN

YARON Z. REICH

RICHARD S. LINCER

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

ANDRES DE LA CRUZ

DAVID C. LOPEZ

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN
BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

ABENA A. MAINOO

HUGH C. CONROY, JR.

JOSEPH LANZKRON

MAURICE R. GINDI

KATHERINE R. REAVES

RAHUL MUKHI

    RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

KATHLEEN M. EMBERGER

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

CAROLINE F. HAYDAY

NEIL R. MARKEL

KENNETH S. BLAZEJEWSKI

ANDREA M. BASHAM

LAURA BAGARELLA

SHIRLEY M. LO

JONATHAN D.W. GIFFORD

SUSANNA E. PARKER

    RESIDENT COUNSEL

LOUISE M. PARENT

    OF COUNSEL

May 7, 2019

TPG Specialty Lending, Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Ladies and Gentlemen:

We have acted as counsel to TPG Specialty Lending, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form N-2 (including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering by the Company from time to time, together or separately and in one or more series (if applicable), of up to an aggregate offering price of $750,000,000 of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (c) debt securities of the Company (the “Debt Securities”); (d) subscription rights to purchase shares of the Company’s common stock (the “Rights”); and (e) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities, property or assets or other warrants (the “Warrants”). The Common Stock, Preferred Stock, Debt Securities, Rights and Warrants are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The terms of the Preferred Stock are to be established in one or more certificates of designation, rights and preferences filed with the Secretary of State of the State of Delaware (each, a “Certificate of Designation”). The Debt Securities are to be issued in one or more series pursuant to an indenture (as amended or supplemented, the “Indenture”) dated January 22, 2018 between the Company and Wells Fargo Bank, National Association. The Rights are to be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and the rights agent to be named therein. The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

TPG Specialty Lending, Inc., p.  2

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the form of Certificate of Common Stock included as Exhibit (d)(1) to the Registration Statement;

(c)	an executed copy of the Indenture, a conformed copy of which is included as Exhibit (d)(8) to the Registration Statement;

(d)	the form of Subscription Certificate included as Exhibit (d)(2) to the Registration Statement; and

(e)

copies of the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware, and Bylaws, certified by the corporate secretary of the Company.

(f)

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.

The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued by the Company, fully paid and nonassessable.

2.	The Preferred Stock will be validly issued by the Company, fully paid and nonassessable.

3.	The Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

4.	The Rights will be the valid, binding and enforceable obligations of the Company.

5.	The Warrants will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (x) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (y) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed above, we have further assumed that (i) prior to the issuance of the Securities, the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and the related prospectus supplements, the terms of any agreement governing those Securities and, in the case of Preferred Stock, the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the Securities, the Company will duly authorize, execute and deliver any applicable Rights Agreement and Warrant Agreement and any other agreement governing the Securities or otherwise necessary with respect to the Securities or contemplated by the Securities or the Registration Statement and will take any other appropriate or necessary corporate action, including the filing of any Certificate of Designation with the Secretary of State of the State of Delaware; (iii) any agreement governing the Securities and

TPG Specialty Lending, Inc., p.  3

any instruments evidencing the Securities will be governed by New York law; (iv) the Subscription Certificate will conform to the form thereof filed as exhibits to the Registration Statement; (v) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing such Securities and in the manner contemplated by the Registration Statement and the related prospectus supplements describing the Securities and the offering thereof; (vi) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock or Preferred Stock, shall not be less than the respective par value thereof; and (vii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated or countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinions expressed in paragraph 3 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at an original issue discount, an aggregate issue price) of $2,500,000 or more.

We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Securities or applicable agreement governing those Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinions are limited to the law of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit (l)) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Adam E. Fleisher
Adam E. Fleisher, a Partner